UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 8, 2012
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________
Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2012, the board of directors (the “Board”) of Data I/O Corporation (the “Company”) appointed Ken Myer to the Board effective March 8, 2012.

There were no arrangements or understandings pursuant to which Mr. Myer was selected as a Director.  There were no related party transactions to report between Mr. Myer and the Company.  However, he served as a consultant to Data I/O Corporation from February to October of 2011, for which he received consulting fees of $123,750 and had been granted 5,000 stock options, with a 3 year life, an estimated value of $11,000, and vesting quarterly over a 1 year period, of which half vested and half were forfeited.  As a result of this compensation, he will not be considered an independent director.

Mr. Myer has been assigned to, and will Chair, the Corporate Governance and Nominating Committee of the Board.  He will stand for election with the other current Directors at the May 12, 2012 Annual Meeting of Shareholders.

A copy of the press release announcement is furnished in exhibit 99 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99	Press Release: Data I/O Corporation Appoints Ken Myer to Board of Directors

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

March 13, 2012	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release: Data I/O Corporation Appoints Ken Myer to Board of Directors

Exhibit 99.0

Joel Hatlen	Hayden IR
Vice President and Chief Financial Officer	Brett Maas, Managing Partner
Data I/O Corporation	(646) 536-7331
6464 185th Ave. NE, Suite 101	Email: brett@haydenir.com - or -
Redmond, WA 98052	Dave Fore, Client Manager & Senior Research Analyst
(425) 881-6444	(206) 450-2151
investorrelations@dataio.com	Email: dave@haydenir.com

Data I/O Corporation Appoints Ken Myer to Board of Directors

Redmond, WA, March 12, 2012 – Data I/O Corporation (NASDAQ: DAIO), the leading provider of e.MMC, Flash and Microcontroller device programming and IP management solutions used in wireless, consumer electronics and automotive electronics,  today announced the appointment of Ken Myer to Data I/O’s Board of Directors effective March 8, 2012.

Myer is currently the interim President and Chief Executive Officer (CEO) for Yapta in Seattle, Washington, the leading provider of travel price assurance solutions.  Since April 2010, Mr. Myer has been a strategy consultant and interim executive to technology companies and has been an entrepreneur-in-residence at the University of Washington's Center for Commercialization, in Seattle, Washington.  From February 2011 to October 2011, he served as a consultant to Data I/O in the role of General Manager of the Azido Initiative.  From November 2006 to March 2010, Mr. Myer was President and CEO of the Washington Technology Industry Association (WTIA).

Previously, he served as Sr. Vice President of TeleSym, co-founder and CEO of Interval Systems, Executive Vice President of Active Voice, and he served 15 years with IBM in various executive positions with his last role being General Manger of the Northwest & Intermountain regions.

"I am delighted that Ken will be joining us," said Fred Hume, President and CEO of Data I/O Corporation. "His extensive sales, marketing, software industry, technology senior management and CEO level experience, as well as experience as a director of various boards and in working with Data I/O’s team and our Azido Initiative make him a valuable addition to our Board."

Mr. Myer holds an MBA and Masters of Speech Communication from the University of Washington.  He is currently on the board of Esna Technologies of Toronto, the University of Washington Information School, Forterra (formerly Cascade Land Conservancy) and Washington FIRST Robotics.

Ken Myer will join the Company’s existing directors: Doug Brown, Paul Gary, Fred Hume, Steve Quist and Bill Walker.

About Data I/O Corporation:

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com